                                                                    Exhibit 11.1

                     Computation of Shares Used in Computing
                              Net Income Per Share

                                                          Three Months Ended                 Six Months Ended
                                                      ---------------------------       --------------------------
                                                        July 3,          June 27,         July 3,         June 27,
                                                         1999             1998             1999            1998
                                                      ----------       ----------       ----------      ----------

Common shares, beginning of period                    18,055,665       17,779,268       17,979,812      17,711,422
Common stock equivalents                               2,198,669        1,826,935        2,134,417       1,761,400
Treasury stock buyback                                (1,689,596)        (967,559)      (1,551,785)       (821,652)
Weighted average shares issued                            11,293           80,293           65,896          59,235
                                                      ----------       ----------       ----------      ----------
                                                      18,576,031       18,718,937       18,628,340      18,710,405
                                                      ==========       ==========       ==========      ==========